Exhibit 10.2

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated February 20, 2020 (this "Agreement"), is by and between MegaChips Taiwan Corporation, a Taiwan corporation, with its registered office at RM. B 2F, Worldwide House, No.129, Min Sheng E. Rd., Sec.3, Taipei 105 Taiwan ("Seller") and SiTime Corporation, a Delaware Corporation, with its registered office at 5451 Patrick Henry Drive, Santa Clara, CA 95054, U.S.A ("Buyer") (each a "Party" and collectively the "Parties").

In consideration of the respective representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.	Sale and Purchase.

On the terms and subject to the conditions set forth in this Agreement, Buyer shall purchase and acquire from Seller, and Seller shall sell, transfer, assign and convey to Buyer, for the consideration specified in Section 2 below, all of Seller's right, title and interest in and to the assets and properties set fo1ih on Schedule 1.1 hereto (the "Equipment").

2.	Purchase Price.

The consideration for the sale of the Equipment (the "Purchase Price") shall be USD 55,000.

3.	Tax.

Buyer and Seller acknowledge and agree that any and all taxes and duties imposed in connection with the transactions contemplated by this Agreement, including value added tax in Taiwan, will be excluded from the Purchase Price. Buyer shall bear the responsibility for payment of any and all taxes or duties incurred in connection with the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any income, capital gains, or other similar taxes).

4.	Payment.

Within thirty (30) days after the date of invoice to be issued by Seller following the delivery of Equipment, Seller shall pay the Purchase Price in the currency of US Dollars.

5.	Delivery.

On February 24, 2020 or any other date agreed upon between the Parties, Seller shall deliver the Equipment to Buyer, EX WORKS Seller's principal office. Seller shall approve the method of shipment in accordance with Buyer's selection of freight forwarder.

6.	Risk of Loss.

Anything herein or in any applicable law to the contrary notwithstanding, Buyer will bear the risk of loss, deterioration or damage to the Equipment from the time they are placed by Seller in the possession of a carrier. Buyer shall be solely responsible for filling any claims for damage during the shipment with the carrier. After the passage to Buyer of such risk of loss, deterioration or damage, the Equipment held by Seller for whatever reason, shall be held for Buyer's account at Buyer's expense, irrespective of whether the Equipment is within the coverage of any policy of insurance maintained by the Seller.

7.	Inspection.

Buyer is responsible for inspecting all deliveries of Equipment for shortage or non-conformity. All Equipment delivered will be deemed accepted by Buyer as being without shortages and non conformities unless Buyer notifies Seller of any discrepancies within five (5) business days of delivery.

8.	DISCLAIMER.

THE EQUIPMENT BEARS NO WARRANTIES TO BUYER, WHETHER EXPRESS WARRANTIES OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, AND SELLER WILL HAVE NO LIABILITY IN CONTRACT OR TORT FOR ANY DAMAGE, LOSS, COST OR EXPENSE (WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL) SUFFERED OR INCURRED BY BUYER, EVEN IF CAUSED BY NEGLIGENCE OR OTHER FAULT OF SELLER.

9.	Product Liability.

Without limiting the provisions of Paragraph 8 above, Seller shall not be liable to Buyer or to third parties for liabilities, losses, expenses or damages (including, without limitation, court costs and attorney's fees) incurred or suffered by Buyer or third parties resulting from or caused by, the defective or allegedly defective manufacture, assemble, storage, use or transportation of any

Equipment or of any goods, wares, products or services incorporating or utilizing any Equipment. Buyer agrees to protect, indemnify and hold harmless Seller from and against all suits, claims, liabilities, losses, expenses and damages (including, without limitation, court costs and attorneys fees of any kind or character arising from claims) asserted by any person or entity against Seller in respect of any Equipment or goods, wares, products or services incorporating or utilizing any Equipment.

10.	Patent, etc.

Seller's sale of Equipment to Buyer does not convey to Buyer any license or any other right, express or implied, under any patent, trademark or proprietary right of Seller concerning Equipment. Buyer shall defend Seller against any claims or actions for unfair competition, for infringement of patents or trademarks, or for any other reason, and shall hold Seller harmless from damages, costs, loss or expenses, including reasonable attorney's fees, arising from Buyer's use of Equipment.

11.	Acceleration.

Seller may demand immediate payment of any and all amounts owed by Buyer to Seller hereunder by written notice to Buyer upon any material breach by Buyer of the terms and conditions hereof or upon the Buyer filing a petition under any insolvency or bankruptcy law or making a general assignment for the benefit of creditors, whether voluntary or involuntary, or being dissolved, becoming insolvent or being adjudged bankrupt.

12.	Exportation.

The responsibility to obtain any and all permits, approvals, and license of whatever nature required to lawfully export the Equipment shall rest solely with Buyer, who acknowledges that Seller has not obtained any such permits, approvals or licenses for the benefit of Buyer or others. Seller reserves the right to suspend any and all shipments of the Equipment, if Buyer fails to discharge such responsibilities.

13.	Miscellaneous.

13.1

Governing Law. This Agreement is governed by and construed in accordance with the laws of Taiwan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Taiwan.

13.2

Entire Agreement. This Agreement, and the documents, instruments and other agreements specifically refe1Ted to herein or delivered pursuant hereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter of this Agreement.

13.3

Notices. All notices, deliveries and other communications under this Agreement will be in writing and will be deemed given if delivered personally, emailed, or delivered by globally recognized express delivery service to the Parties at the addresses or email addresses set forth below or to such other address or email address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice, delivery or communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a globally recognized express delivery service, on the Business Day that receipt by the addressee is confirmed under the service's systems, and (c) in the case of email, on the date that receipt is acknowledged by a reply email from the recipient.

if to Seller:

MegaChips Taiwan Corporation

RM. B 2F, Worldwide House, No.129,

Min Sheng E. Rd., Sec.3,

Taipei 105

Taiwan

Attention: Masakatsu Sawada

If to Buyer:

SiTime Corporation

5451 Patrick Henry Drive,

Santa Clara,

CA 95054, U.S.A

Attention: Nara Bharath

13.4

Further Assurances. At any time and from time to time after the date of this Agreement, each Party shall execute and deliver or cause to be executed and delivered to the other Party such other instruments and take such other action, all as such other Party may reasonably request, in order to vest ownership of the Assets in Buyer.

13.5	Amendment. Buyer and Seller may amend this Agreement at any time in accordance with an instrument in writing signed on behalf of Buyer and Seller.

13.6	Dispute Resolution. All disputes arising out of this Agreement shall be exclusively and finally settled in the arbitration of China Arbitration Association held in Taipei, Taiwan.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Asset Purchase Agreement as of the date first above written.

Seller:

MEGACHIPS TAIWAN CORPORATION
By:	/s/Masakatsu Sawada
Name:	Masakatsu Sawada
Title:	President

Buyer:

SITIME CORPORATION
By:	/s/Nara Bharath
Name:	Nara Bharath
Title:	Executive Vice President, Systems